                                                                   Exhibit h(32)

                               REVISED SCHEDULE C
                         TO THE ADMINISTRATION AGREEMENT

                            IDENTIFICATION OF SERIES

     THIS SCHEDULE C, dated as of March 29, 2007, is revised Schedule C to that certain Administration Agreement dated as of June 17, 1999 between the parties set forth below.

                                   ASTON FUNDS

                    Aston/ABN AMRO Investor Money Market Fund
                       Aston/McDonnell Municipal Bond Fund
                           Aston/TCH Fixed Income Fund
                               Aston Balanced Fund
                           Aston/Optimum Mid Cap Fund
                           Aston/ABN AMRO Growth Fund
                      Aston/Veredus Aggressive Growth Fund
                        Aston/Veredus Select Growth Fund
                      Aston/Montag & Caldwell Balanced Fund
                       Aston/Montag & Caldwell Growth Fund
                           Aston/Veredus SciTech Fund
                        Aston/TAMRO Large Cap Value Fund
                           Aston/TAMRO Small Cap Fund
                         Aston/ABN AMRO Real Estate Fund
                                Aston Value Fund
                       ABN AMRO Treasury Money Market Fund
                      ABN AMRO Government Money Market Fund
                      ABN AMRO Tax-Exempt Money Market Fund
                           ABN AMRO Money Market Fund
                 ABN AMRO Institutional Prime Money Market Fund
                      Aston/TCH Investment Grade Bond Fund
                       Aston/ABN AMRO High Yield Bond Fund
                   Aston/River Road Dynamic Equity Income Fund
                      Aston/River Road Small Cap Value Fund
                       Aston/ABN AMRO Mid Cap Growth Fund
                        Aston/ABN AMRO International Fund
                    Aston/Optimum Large Cap Opportunity Fund
                       Aston/River Road Small-Mid Cap Fund

ASTON FUNDS                              ASTON ASSET MANAGEMENT LLC


By: /s/ Gerald F. Dillenburg             By: /s/ Kenneth C. Anderson
    ----------------------------------       -----------------------------------
Title: Senior Vice President             Title: President